EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Network-1 Security Solutions, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Network-1 Security Solutions, Inc. and to the incorporation by reference therein of our report dated February 21, 2001 with respect to our audit of the financial statements of Network-1 Security Solutions, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


Richard A. Eisner & Company, LLP

New York, New York
February 11, 2002